EMPLOYEE SOLUTIONS, INC.

                                  EXHIBIT 10.21
                             TO REPORT ON FORM 10-K
                     Amendment No. 1 to Employment Agreement

         This Amendment is made this 3rd day of March, 1999 by and between Employee Solutions, Inc., an Arizona corporation ("ESI"), Logistics Personnel Corp, a Nevada corporation (the "Company") and Billy C. Hollis ("Employee") and amends the Employment Agreement between the Company and Employee dated as of August 1, 1996.

         The parties consent to the following amendment: Section 1 of the Agreement is replaced with the following:

         1.       EMPLOYMENT.

                  (a) Subject to the terms and conditions of this Agreement, the Company employs Employee to serve in an executive capacity and Employee accepts such employment and agrees to dedicate reasonable business time and effort to Company business and to perform such reasonable responsibilities and duties as may be assigned to him from time to time by the Company's Board of Directors (the "Board"), and/or the CEO or President of ESI. Employee's title shall be Chief Executive Officer, with responsibility for overseeing the operational and managerial functions and such executive responsibilities as may be assigned from time to time by, and subject to the direction of, the Board, and/or the CEO or President of ESI. Employee shall report directly to ESI's CEO or President. Subject to Section 7, such title and duties may be changed from time to time, so long as Employee is maintained in an executive capacity throughout the term of his employment.

                  (b) Subject to the terms and conditions of this Agreement, ESI employs Employee to serve in an executive capacity and Employee accepts such employment and agrees to dedicate all of his business time and effort to ESI business (except for limited services to be provided to the Company pursuant to Section 1(a) hereof) and perform such reasonable responsibilities and duties as may be assigned to him from time to time by ESI's Board of Directors, CEO or President. Employee's title shall be Senior Vice President -- Customer Service Delivery, with responsibility for overseeing ESI's customer service delivery functions and such other executive responsibilities as may be assigned from time to time by, and subject to the direction of, ESI's Board, CEO or President. Employee shall report directly to ESI's CEO or President. Subject to Section 7, such title and duties may be changed from time to time, so long as Employee is maintained in an executive capacity throughout the term of his employment.


"COMPANY"                                           "EMPLOYEE"

LOGISTICS PERSONNEL CORP.,
a Nevada corporation


By /s/ Quentin P. Smith                             By /s/ Billy C. Hollis
   ----------------------------------                  -------------------------
      Quentin P. Smith,                                    Billy C. Hollis
      Chief Executive Officer

EMPLOYEE SOLUTIONS, INC.,
an Arizona corporation

By /s/ Quentin P. Smith
   ----------------------------------
      Quentin P. Smith, President and
      Chief Executive Officer